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                                                                    EXHIBIT 99.2

                      SELECTED CONSOLIDATED FINANCIAL DATA

       On October 30, 2000, Inktomi Corporation acquired FastForward Networks, Inc. in a transaction accounted for as a pooling of interests. The accompanying consolidated financial statements, attached as Exhibit 99.1 to this Current Report on Form 8-K, give retroactive effect to the acquisition of FastForward Networks, Inc. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements after the date of consummation.

       The selected consolidated financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of Inktomi Corporation and the notes thereto included elsewhere in this report. The historical results are not necessarily indicative of results to be expected for any future period.


                   CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                    FOR THE YEAR ENDED SEPTEMBER 30,
                                                                                -----------------------------------------
                                                                                  2000            1999            1998
                                                                                ---------       ---------       ---------
Revenues:
   Network products ......................................................      $ 152,850       $  43,242       $   8,859
   Portal services .......................................................         71,367          30,261          12,476
                                                                                ---------       ---------       ---------
     Total revenues ......................................................        224,217          73,503          21,335
Operating expenses:
   Cost of revenues ......................................................         31,884          13,147           5,030
   Sales and marketing ...................................................        129,485          56,782          24,692
   Research and development ..............................................         63,566          31,168          15,851
   General and administrative ............................................         19,121           8,915           5,172
   Acquisition-related costs .............................................          3,999           1,110           1,018
   Purchased in-process research and development .........................          4,400              --              --
   Amortization of intangibles and other assets ..........................         13,182              --              --
                                                                                ---------       ---------       ---------
     Total operating expenses ............................................        265,637         111,122          51,763
                                                                                ---------       ---------       ---------
Operating loss ...........................................................        (41,420)        (37,619)        (30,428)
Other income, net ........................................................         15,906           4,591             513
                                                                                ---------       ---------       ---------
Pretax loss ..............................................................        (25,514)        (33,028)        (29,915)
Income tax provision .....................................................         (1,826)             --              --
                                                                                ---------       ---------       ---------
   Net loss ..............................................................      $ (27,340)      $ (33,028)      $ (29,915)
                                                                                =========       =========       =========

Earnings per share:
   Basic and diluted net loss per share ..................................      $   (0.24)      $   (0.32)      $   (0.38)
                                                                                =========       =========       =========

Weighted average shares outstanding
   Shares used in calculating basic and diluted net loss per share .......        113,030         102,033          79,252
                                                                                =========       =========       =========

Cash and cash equivalents, restricted cash and short-term investments ....      $ 338,127       $ 304,214       $  54,711
Investments in equity securities .........................................        126,598           8,180              --
Working capital ..........................................................        284,944         298,764          40,949
Total assets .............................................................        919,256         385,337          78,946
Debt and capital lease obligations, less current portion .................          3,748           8,293           9,074
Total stockholders' equity ...............................................        803,062         343,867          50,184
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